UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 15, 2015

ViewRay, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-193498	42-1777485
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Prospekt 60-letiya Oktyabrya, 18/1App.1 Moscow, Russia, 117218
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	(702) 751 3604
Mirax Corp.
(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 15, 2015, our sole member of the Board of Directors authorized, and the holder of approximately 80.58% of the voting power of outstanding shares of our common stock, par value $0.001 per share (“Common Stock”), approved by written consent, in accordance with Nevada law, the execution and filing of a Certificate of Amendment to our Articles of Incorporation (the “Charter Amendment”) with the Nevada Secretary of State, to change our name from “Mirax Corp.” to “ViewRay, Inc.” (the “Name Change”).

On July 15, 2015, we filed the Charter Amendment with the Nevada Secretary of State to effectuate the Name Change. The Charter Amendment is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07.          Submission of Matters to a Vote of Security Holders.

The information in Item 5.03 above regarding the approval of the Charter Amendment by written consent of our stockholders is incorporated herein by reference.

Item 9.01           Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to Articles of Incorporation, filed with the Secretary of State of the State of Nevada on July 15, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 21, 2015	VIEWRAY, INC.

	By:	/s/ Dinara Akzhigitova
Name: Dinara Akzhigitova
Title: President